EXHIBIT 3.2

BYLAWS

OF

EOG RESOURCES, INC.

A Delaware Corporation

Date of Adoption:	August 23, 1989

As Amended Effective:	December 12, 1990,
February 8, 1994,
January 19, 1996,
February 13, 1997,
May 5, 1998,
September 7, 1999,
February 14, 2000,
May 8, 2001,
February 20, 2003 and
January 4, 2008

                                                        BYLAWS

                                                Table of Contents

                                                           Page
Article I.	Offices

Section	1.	Registered Office	1
Section	2.	Offices	1
Section	3.	Books and Records	1

Article II.	Stockholders

Section	1.	Place of Meetings	1
Section	2.	Quorum; Adjournment of Meetings	1
Section	3.	Annual Meetings	2
Section	4.	Special Meeting	2
Section	5.	Record Date	2
Section	6.	Notice of Meetings	3
Section	7.	Stockholder List	3
Section	8.	Proxies	3
Section	9.	Voting; Elections; Inspectors	4
Section	10.	Conduct of Meetings	4
Section	11.	Treasury Stock	5
Section	12.	Business to Be Brought Before
		the Annual Meeting	5
Section	13.	Record Date for Action by Written Consent	6
Section	14.	Inspectors of Written Consent	6
Section	15.	Effectiveness of Written Consent	7

Article III.	Board of Directors

Section	1.	Power; Number; Term of Office	7
Section	2.	Quorum; Voting	7
Section	3.	Place of Meetings; Order of Business	7
Section	4.	First Meeting	8
Section	5.	Regular Meetings	8
Section	6.	Special Meetings	8
Section	7.	Nomination of Directors	8
Section	8.	Removal	9
Section	9.	Vacancies; Increases in the Number
		of Directors	9
Section	10.	Compensation	9
Section	11.	Action Without a Meeting; Telephone
		Conference Meeting	10
Section	12.	Approval or Ratification of Acts or
		Contracts by Stockholders	10
Section	13.	Retirement	10
Section	14.	Independent Directors	10

Article IV.	Committees

Section	1.	Executive Committee	12
Section	2.	Audit Committee	12
Section	3.	Other Committees	12
Section	4.	Procedure; Meetings; Quorum	12
Section	5.	Substitution and Removal of Members;
		Vacancies	13

Article V.	Officers

Section	1.	Number, Titles and Term of Office	13
Section	2.	Powers and Duties of the Chairman
		of the Board	13
Section	3.	Powers and Duties of the President,
		President-North American Operations,
		and President-International Operations	14
Section	4.	Powers and Duties of the Vice Chairman
		of the Board	14
Section	5.	Vice Presidents	15
Section	6.	General Counsel	15
Section	7.	Secretary	15
Section	8.	Deputy Corporate Secretary and
		Assistant Secretaries	15
Section	9.	Treasurer	15
Section	10.	Assistant Treasurers	16
Section	11.	Action with Respect to Securities
		of Other Corporations	16
Section	12.	Delegation	16

Article VI.	Capital Stock

Section	1.	Certificates of Stock	16
Section	2.	Transfer of Shares	17
Section	3.	Ownership of Shares	17
Section	4.	Regulations Regarding Certificates	17
Section	5.	Lost or Destroyed Certificates	17

Article VII.	Miscellaneous Provisions

Section	1.	Fiscal Year	18
Section	2.	Corporate Seal	18
Section	3.	Notice and Waiver of Notice	18
Section	4.	Facsimile Signatures	19
Section	5.	Reliance upon Books, Reports and
		Records	19
Section	6.	Application of Bylaws	19

Article VIII.	Amendments		19

BYLAWS

OF

EOG RESOURCES, INC.

Article I

Offices

    Section 1. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

    Section 2. Offices. The Corporation may also have offices at such other places both within and without the state of incorporation of the Corporation as the Board of Directors may from time to time determine or the business of the Corporation may require.

    Section 3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

Article II

Stockholders

    Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the state of incorporation of the Corporation as shall be specified or fixed in the notices or waivers of notice thereof.

    Section 2. Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, (i) the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, (ii) the affirmative vote of the holders of a majority of such stock so present or represented at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders, and (iii) where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, subject to the provisions of clauses (ii) and (iii) above.

    Directors shall be elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

    Notwithstanding the other provisions of the Certificate of Incorporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

    Section 3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the state of incorporation of the Corporation), on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

    Section 4. Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation with respect to such series of preferred stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

    Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of stockholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting of stockholders, nor more than sixty (60) days prior to any other action.

    If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article VII, Section 3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 6. Notice of Meetings. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board, the President, the Vice Chairman of the Board, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

    Section 7. Stockholder List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

    No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

    Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

    Section 9. Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall on each matter submitted to a vote at a meeting of stockholders have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting. For the purposes hereof, each election to fill a directorship shall constitute a separate matter. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person's estate, either in person or by proxy.

    All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the chairman of the meeting or upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballots, unless otherwise provided in the Certificate of Incorporation.

    At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. Such inspector shall receive the written ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

    Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

    Section 10. Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if the Chairman of the Board is not present, by the President, or if the President is not present, by the Vice Chairman of the Board, or if neither the Chairman of the Board, the President nor the Vice Chairman of the Board is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if the Secretary is not present, the Deputy Corporate Secretary or an Assistant Secretary shall so act; if neither the Secretary or the Deputy Corporate Secretary or an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

    Section 11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. Nothing in this Section 11 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

    Section 12. Business to Be Brought Before the Annual Meeting. To be properly brought before the annual meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 12 of Article II, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12 of Article II. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the anniversary date of the proxy statement for the preceding annual meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Corporation which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.

    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12.

    The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    Notwithstanding the foregoing provisions of this Section 12 of Article II, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

    Section 13. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 13). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 13 or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

    Section 14. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 13, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 13 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 14 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

    Section 15. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 13, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 13.

Article III

Board of Directors

    Section 1. Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, the Board of Directors may exercise all the powers of the Corporation.

    The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be three. Each director shall hold office for the term for which such director is elected, and until such Director's successor shall have been elected and qualified or until such Director's earlier death, resignation or removal.

    Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the state of incorporation of the Corporation.

    Section 2. Quorum; Voting. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors, at least half of whom are Independent Directors as defined in Section 14 below, shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    Section 3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the state of incorporation of the Corporation, as the Board of Directors may from time to time determine. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in the Chairman of the Board's absence by the President (should the President be a director), or in the President's absence by the Vice Chairman of the Board, or by the Board of Directors.

    Section 4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall elect the officers of the Corporation.

    Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board or, in the absence of the Chairman of the Board, by the President (should the President be a director), or in the President's absence, by the Vice Chairman of the Board. Notice of such regular meetings shall not be required.

    Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President (should the President be a director) or the Vice Chairman of the Board or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

    Section 7. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 7 of Article III, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 7 of Article III. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

    In the event that a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

    No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 7 of Article III and in compliance with Section 14 of Article III. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures and requirements prescribed by the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

    Notwithstanding the foregoing provisions of this Section 7 of Article III, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 7 of Article III.

    Section 8. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

    Section 9. Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Certificate of Incorporation, subject to the requirements set forth in Section 14 of this Article III, vacancies existing on the Board of Directors for any reason and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and any director so chosen shall hold office until the next annual election and until such Director's successor shall have been elected and qualified, or until such Director's earlier death, resignation or removal.

    Section 10. Compensation. Directors and members of standing committees may receive such compensation as the Board of Directors from time to time shall determine to be appropriate, and shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the Board of Directors.

    Section 11. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the state of incorporation of the Corporation.

    Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    Section 12. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

    Section 13. Retirement. No incumbent Director serving the Corporation as of September 7, 1999, shall be eligible to stand for re-election as a Director of the Corporation after attaining the age of 77 years, and no Director first elected subsequent to September 7, 1999, shall be eligible to stand for re-election as a Director of the Corporation after having attained the age of 72 years.

    Section 14. Independent Directors.

    The Board of Directors has determined that the following requirements in respect of the qualifications of the Corporation's directors and the composition of the Board of Directors are desirable for and in the best interests of the Corporation and its stockholders:

    (a) At least three-fifths of the individuals elected to the Board of Directors at the Corporation's annual meeting of stockholders shall consist of individuals who, upon election, would be Independent Directors.

    (b) In the event one or more directors are elected or appointed other than by action of the stockholders at an annual meeting of stockholders, at least three-fifths of all directors holding office immediately thereafter shall be Independent Directors.

    (c) For purposes of this Section 14, the term "Independent Director" shall mean a director who: (i) is not and has not been employed by the Corporation as an executive officer of the Corporation within the three years immediately prior to his election or appointment to the Board of Directors; (ii) is not the direct or indirect beneficial owner of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in the election of directors ("Voting Stock"), or an affiliate or representative of, or a party to a contract, arrangement or understanding with, such beneficial owner or an affiliate thereof, excluding any direct or indirect beneficial owner which has beneficially owned more than 5% of the outstanding Voting Stock continuously during the two years immediately prior to the relevant election or appointment to the Board of Directors; (iii) is not (and is not affiliated with a corporation or a firm that is) a significant advisor or consultant to the Corporation or any of its subsidiaries; (iv) is not affiliated with a significant customer or supplier of the Corporation or any of its subsidiaries; (v) does not have a personal services contract with the Corporation or any of its subsidiaries; (vi) is not affiliated with a tax-exempt entity that receives significant contributions from the Corporation or any of its subsidiaries; and (vii) is not a spouse, parent, sibling or child of any person described by (i) through (vi).

    (d) The Board of Directors shall have the exclusive right and power to interpret and apply the provisions of this Section 14, including, without limitation, the adoption of written definitions of terms used in and guidelines for the application of this Section 14 (any such definitions and guidelines shall be filed with the Secretary of the Corporation, and such definitions and guidelines as may prevail shall be made available to any stockholder upon written request), and any such definitions or guidelines and any other interpretation or application of the provisions of this Section 14 made in good faith shall be binding and conclusive upon all holders of equity securities of the Corporation.

    (e) Information regarding a nominee for director provided by a stockholder pursuant to Section 7 of this Article III shall include such information as may be necessary to enable the Board of Directors to make an informed determination as to whether such nominee, if elected, would be an Independent Director as defined in this Section 14.

Article IV

Committees

    Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation, one of whom shall be designated chairman of the Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, amending, altering or repealing these Bylaws or adopting new bylaws for the Corporation or otherwise acting where action by the Board of Directors is specified by the Delaware General Corporation Law. The Executive Committee shall also have, and may exercise, all the powers of the Board of Directors, except as aforesaid, whenever a quorum of the Board of Directors shall fail to be present at any meeting of the Board.

    Section 2. Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Audit Committee consisting of one or more of the directors of the Corporation, one of whom shall be designated chairman of the Audit Committee. The Audit Committee shall have and may exercise such powers and authority as provided in the resolution creating it and as determined from time to time by the Board of Directors.

    Section 3. Other Committees. The Board of Directors may, by resolution passed from time to time by a majority of the whole Board of Directors, designate such other committees as it shall see fit consisting of one or more of the directors of the Corporation, one of whom shall be designated chairman of each such committee. Any such committee shall have and may exercise such powers and authority as provided in the resolution creating it and as determined from time to time by the Board of Directors.

    Section 4. Procedure; Meetings; Quorum. Any committee designated pursuant to this Article IV shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 5 of this Article IV, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

    Section 5. Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

Article V

Officers

    Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, a President-North American Operations, one or more Presidents-International Operations, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a General Counsel, a Treasurer, a Secretary and such other officers as the Board of Directors may from time to time elect or appoint (including, but not limited to, a Vice Chairman of the Board, a Deputy Corporate Secretary, one or more Assistant Secretaries and one or more Assistant Treasurers). Each officer shall hold office until such officer's successor shall be duly elected and shall qualify or until such officer's death or until such officer shall resign or shall have been removed. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board and the Vice Chairman of the Board, no officer need be a director.

    Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors and the Executive Committee (if any), the Chairman of the Board shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chairman of the Board by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

    Section 3. Powers and Duties of the President, President-North American Operations, and President-International Operations.

    (a) Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, the President shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should the President be a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Board of Directors or the Chairman of the Board.

    (b) Unless the Board of Directors otherwise determines, the President-North American Operations shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation pertaining to the Corporation's North American operations; and the President-North American Operations shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President-North American Operations by the Board of Directors or the Chairman of the Board.

    (c) Unless the Board of Directors otherwise determines, each President-International Operations shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation pertaining to the Corporation's international operations; and each President-International Operations shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to each President-International Operations by the Board of Directors or the Chairman of the Board.

    Section 4. Powers and Duties of the Vice Chairman of the Board. The Board of Directors may assign areas of responsibility to the Vice Chairman of the Board, and, in such event, and subject to the overall direction of the Chairman of the Board and Board of Directors, the Vice Chairman of the Board shall be responsible for supervising the management of the affairs of the Corporation and its subsidiaries within the area or areas assigned and shall monitor and review on behalf of the Board of Directors all functions within the corresponding area or areas of the Corporation and each such subsidiary of the Corporation. In the absence of the President, or in the event of the President's inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Further, the Vice Chairman of the Board shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Vice Chairman of the Board by the Board of Directors or the Chairman of the Board.

    Section 5. Vice Presidents. Each Vice President shall at all times possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited in writing by the Chairman of the Board, the President or the Vice Chairman of the Board or of the Corporation. Each Vice President shall have such other powers and duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chairman of the Board, the President or the Vice Chairman of the Board.

    Section 6. General Counsel. The General Counsel shall act as chief legal advisor to the Corporation. The General Counsel may have one or more staff attorneys and assistants, and may retain other attorneys to conduct the legal affairs and litigation of the Corporation under the General Counsel's supervision.

    Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, the President or the Vice Chairman of the Board; and shall in general perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman of the Board, the President or the Vice Chairman of the Board.

    Section 8. Deputy Corporate Secretary and Assistant Secretaries. The Deputy Corporate Secretary and each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Deputy Corporate Secretary or an Assistant Secretary by the Board of Directors, the Chairman of the Board, the President, the Vice Chairman of the Board, or the Secretary. The Deputy Corporate Secretary shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

    Section 9. Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Treasurer by the Board of Directors, the Chairman of the Board, the President or the Vice Chairman of the Board. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Chairman of the Board, the President and the Vice Chairman of the Board; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Treasurer's duties in such form as the Board of Directors may require.

    Section 10. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Treasurer by the Board of Directors, the Chairman of the Board, the President, the Vice Chairman of the Board, or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

    Section 11. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President or the Vice Chairman of the Board, together with the Secretary, the Deputy Corporate Secretary or any Assistant Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

    Section 12. Delegation. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such officer to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

Article VI

Capital Stock

    Section 1. Shares of Stock. The shares of the Corporation's capital stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware; provided, however, that every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, President, Vice Chairman of the Board or a Vice President and the Secretary, Deputy Corporate Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation representing the number of shares (and, if the stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such stockholder which are registered in certified form; provided, however, that any of or all of the signatures on the certificate may be facsimile. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

    Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation, (i) in the case of certificated shares of stock, upon receipt of proper transfer instructions from the holder named in the certificate or by such person's duly authorized attorney or legal representative lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer, and payment of all necessary transfer taxes or (ii) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's duly authorized attorney or legal representative lawfully constituted in writing and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary, Deputy Corporate Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to who transferred.

    Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of incorporation of the Corporation

    Section 4. Regulations Regarding Shares of Stock. Subject to applicable law and the Bylaws of the Corporation, the Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation (whether certificated or uncertificated) or, in the case of certificated shares of capital stock of the Corporation, the replacement of certificates for shares.

    Section 5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate of stock or uncertificated shares in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner's legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares in the place of the certificate so lost, stolen or destroyed.

Article VII

Miscellaneous Provisions

    Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

   Section 2. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, which seal shall be in the charge of the Secretary and shall be affixed to certificates of stock, debentures, bonds, and other documents, in accordance with the direction of the Board of Directors or a committee thereof, and as may be required by law; however, the Secretary may, if the Secretary deems it expedient, have a facsimile of the corporate seal inscribed on any such certificates of stock, debentures, bonds, contracts or other documents. Duplicates of the seal may be kept for use by the Deputy Corporate Secretary or any Assistant Secretary.

    Section 3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission (including by telecopy or facsimile transmission) or (ii) by deposit of the same in a post office box or by delivery to an overnight courier service company in a sealed prepaid wrapper addressed to the person entitled thereto at such person's post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing or delivery to courier, as the case may be.

    Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

    Section 4. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

    Section 5. Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinion, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

    Section 6. Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the Corporation or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

Article VIII

Amendments

    The Board of Directors shall have the power to adopt, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors.